77Q1(a)

1.  Amendment No. 7 to the Amended and Restated Agreements and Declaration of Trust of American Century Municipal Trust, dated June 17, 2009 (filed electronically as Exhibit (a) (8) to Post-Effective Amendment No. 57 to the Registrant’s Registration Statement on September 28, 2009, File No. 002-91229 and incorporated herein by reference).

J:\LG\ACMT\NSAR\2009\77Q1(a) Amend No. 7 to Dec of Trust for 11-30-09.doc

A-1